Exhibit 10.12

GUARANTY

This Guaranty (the “Guaranty” or the “Agreement”) is made as of November 30, 2010 by Coil Tubing Technology Holdings, Inc., a Nevada corporation ( “Guarantor”) in favor of Jerry Swinford, an individual (“Payee”).  When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.  Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and the Notes, unless the context requires otherwise.

Recitals

WHEREAS, Coil Tubing Technology, Inc., a Nevada corporation (“Maker”) has previously entered into that certain Intellectual Property Purchase Agreement with Payee, dated as of November 30, 2010, pursuant to which Maker has agreed to purchase certain intellectual property of Payee (the “Purchase Agreement”);

WHEREAS, Maker and Payee have previously entered into an Executive Employment Agreement dated on or around the date hereof (the “Employment Agreement”);

WHEREAS, Maker has entered into that (i) certain Secured Promissory Note in the amount of $475,000 dated November 30, 2010, by Maker, in favor of Payee (the “$475,000 Note”); and (ii) that certain Secured Promissory Note in the amount of $700,000 dated November 30, 2010, by Maker in favor of Payee (the “$700,000 Note”, and together with the $475,000 Note, the “Notes”), evidencing amounts owed under the Purchase Agreement; and

WHEREAS,                                Payee was unwilling to execute the Purchase Agreement and to enter into the transactions described in the Purchase Agreement without receipt from Guarantor of a guaranty of all of the obligations of Maker under the Notes.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which hereby is acknowledged, Guarantor hereby agrees as follows:

1. Guaranty.  Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to Payee and its successors and assigns (a) the full and punctual payment (in lawful money of the United States and in immediately available funds), as and when due, of all principal, interest, attorneys’ fees, costs, expenses and other amounts which are or may become payable by Maker under the Notes (the “Maker Debt”) and (b) the full and punctual performance of all other obligations of Maker under the Notes, Purchase Agreement (and exhibits thereto) and Employment Agreement.  The obligations of Maker under the Notes, including the payment obligations regarding the Maker Debt, are referred to in this Guaranty as the “Maker Obligations,” and the covenants and obligations of Guarantor that are described in the preceding sentence and elsewhere in this Guaranty are referred to in this Guaranty as “Guarantor’s Obligations.”

2. Certain Rights of Payee.  Guarantor authorizes Payee, without giving notice to Guarantor or obtaining Guarantor’s consent in its individual capacity and without affecting the liability of Guarantor, but subject to obtaining Maker’s written agreement to the extent its written agreement is required, from time to time to:  (a) renew, extend or increase the Maker Debt or any portion thereof; (b) declare all Maker Debt due and payable upon the occurrence of a default under the Notes; (c) make changes in the dates on which the Maker Debt is payable; (d) otherwise modify the terms of the Maker Debt; (e) amend the Notes in any respect; (f) take and hold additional security for the Maker Debt and exchange, enforce, waive and release any such security; (g) apply such security and direct the order or manner of sale thereof as Payee in its discretion may determine; and (h) add any one or more guarantors of the Maker Debt.

3. Guarantor’s Waivers.  Guarantor waives: (a) any defense based upon any legal disability or other defense of Maker or any other guarantor or person or based upon Maker’s cessation for any reason of liability under any of the Notes; (b) any defense based upon any lack of authority of Maker’s officers or other agents acting or purporting to act on behalf of Maker or any defect in the formation of Maker; (c) any defense of Guarantor based upon Payee’s election of any remedy against Guarantor or Maker or both, including, without limitation, any right to require Payee to proceed against Maker or another person or to proceed against any other security for the Maker Obligations; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (e) any right of subrogation, any right to enforce any remedy which Payee may have against Maker and any right to participate in, or benefit from, any security for the Maker Obligations now or hereafter held by Payee; (f) presentment, demand, protest and notice of any kind; (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; (h) any right to require Payee to pursue any other remedy in Payee’s power; and (i) any right to revoke this Guaranty.  Guarantor waives any other circumstance or event, in existence now or in the future, that might otherwise constitute a legal or equitable defense to the enforcement of this Guaranty.

4. Guarantor’s Representations and Warranties.  Guarantor represents, warrants and agrees that: (a) Payee would not have entered into the Purchase Agreement or the Notes but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; and (c) this Guaranty shall continue in full force and effect and shall be binding on Guarantor regardless of whether Payee obtains other collateral or any guaranties from others or takes any other action.  Guarantor consents to Maker’s execution, delivery and performance of the Notes.

5. Subordination.  Guarantor subordinates all present and future indebtedness owing by Maker to Guarantor to the Maker Debt and other obligations under the Notes at any time owing by Maker to Payee.  Guarantor assigns to Payee all such indebtedness owed by Maker to Guarantor as security for this Guaranty.  Guarantor further agrees not to assign all or any part of such indebtedness prior to the full payment and performance of the Maker Obligations.

6. Nature of Guarantor’s Liability Under This Guaranty.  This is a guaranty of payment and performance and not merely of collection.  Guarantor’s obligations under this Guaranty are independent of Maker’s obligations to Payee under the Notes.  Payee may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Maker or any collateral or joining Maker as a party to such action.  The obligations of Guarantor under this Guaranty constitute the full recourse obligations of Guarantor and are enforceable against him and her to the full extent of their assets.

7. Event of Default; Payee’s Remedies.

(a)           Event of Default.  An “Event of Default” for purposes of this Guaranty means (1) Maker’s or Guarantor’s failure to pay when due any Maker Debt, (2) Maker’s or Guarantor’s failure to perform any other Maker Obligations when due or in accordance with the terms of such obligations, (3) Guarantor’s failure to perform any of Guarantor’s Obligations when due or in accordance with their terms, or (4) the failure to be true of any representation or warranty of Guarantor that is contained in this Guaranty or any of the documents evidencing the Guarantor’s Obligations, if Guarantor does not remedy in full any such failure described in this sentence within ten days after receipt of written notice from Payee.

(b)           Remedies on an Event of Default.  Upon the occurrence of an Event of Default, Payee shall have the immediate right to file an action at law or equity against Guarantor and/or to take control of all or any part of any collateral, with or without judicial process, and without demand of performance, advertisement or notice to Guarantor, which are expressly waived by Guarantor; provided, however, that if any notice is required by law in connection with the exercise by Payee of its rights and remedies, Guarantor agrees that ten days' prior written notice is a reasonable time and manner for notice.  Furthermore, Payee may exercise all of the other rights and remedies that are provided to it under this Guaranty.

 (d)           No Implied Waivers; Cumulative Remedies.  No delay or failure of Payee in exercising any right or remedy under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or remedy preclude any further exercise thereof or of any other right or remedy.  The rights and remedies of Payee under this Guaranty are cumulative and not exclusive of any rights or remedies which it might otherwise have under applicable law.  Any waiver, permit, consent or approval of any kind or character on the part of Payee of any Event of Default or any such waiver of any provision of this Guaranty must be in writing and shall be effective only to the extent specifically set forth in writing.  Guarantor acknowledges and agrees that the exercise by Payee of its rights under this Section 7 will not operate to release Guarantor from its personal obligation to pay the Maker Debt until full payment of any deficiency on the Maker Debt has been made in cash.  Furthermore, Guarantor acknowledges and agrees that Payee is not obligated to exercise any of the rights or remedies provided by this Section 7.

8. Bankruptcy.  This Guaranty shall continue in full force and effect in the event of any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding involving Maker or Guarantor, and this Guaranty shall continue in full force and effect notwithstanding any subsequent change in the ownership or assets of Maker.  In any bankruptcy of Maker or other proceeding involving Maker in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Maker relating to any indebtedness of Maker to Guarantor and shall assign to Payee all rights of Guarantor thereunder.  If Guarantor does not file any such claim, Payee, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Payee’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Payee’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Payee or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Payee the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Payee all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Payee receives cash by reason of any such payment or distribution.  If all or any portion of the Maker Debt and other obligations guaranteed hereunder is paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Payee as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws.

9. Successors and Assigns.  This Guaranty shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of Guarantor and Payee, provided that the foregoing provision shall not be construed as permitting Guarantor to assign its obligations hereunder.

10. Attorneys’ Fees.  If any attorney is engaged by Payee to enforce or defend any provision of this Guaranty, with or without the filing of any legal action or proceeding, Guarantor shall pay to Payee, within ten days after demand therefor, all reasonable attorneys’ fees and costs incurred by Payee in connection therewith (including, without limitation, in any appellate or post-judgment proceedings), together with interest thereon from the date of such demand until paid at the rate of ten percent per annum (or, if lower, at the maximum rate allowed by applicable law).

11. Rules of Construction.  The term “person” as used herein shall include any individual, corporation, trust or other legal entity of any kind whatsoever.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa.  All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.  This Guaranty is the result of arms-length negotiations between Guarantor and Payee and their respective attorneys.  Accordingly, neither Guarantor nor Payee shall be deemed to be the author of this Guaranty, and this Guaranty shall not be construed against either party.

12. Notices.  All notices required or permitted by this Guaranty to be delivered to Guarantor or Payee shall be delivered in writing, by personal delivery, by overnight courier, by facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, to the address for such party set forth on the signature page of this Guaranty.  Any such notice shall be deemed given as follows:  (a) if personally delivered, when served; (b) if sent by overnight courier, on the first business day after delivery to the courier; (c) if sent by facsimile, on the date of transmission if delivered on a business day (or, if not delivered on a business day, on the next business day after transmission); or (d) if sent by registered or certified mail, on the third day after deposit in the mail.

13. General Provisions.  If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.  This Guaranty constitutes the only agreement between Guarantor and Payee with respect to the subject matter hereof and supersedes all previous agreements with respect thereto.  This Guaranty may be amended or terminated only by an agreement in writing executed by Guarantor and Payee.  This Guaranty may be executed in two counterparts, which together shall constitute but one and the same instrument.  This Guaranty may be executed by facsimile transmission or by e-mail transmission in PDF format.

14. Governing Law.  This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Texas without giving affect to such state’s conflict-of-law principles.

15. Waiver of Jury Trial.  Guarantor and Payee each hereby irrevocably waives all rights that it may have under applicable law to a trial by jury of any issue or claim arising under this Guaranty in any action to enforce or interpret this Guaranty.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date appearing on the first page of this Guaranty.

Coil Tubing Technology Holdings, Inc.
(A Nevada corporation)

By: /s/ Jerry Swinford

Its: President

Printed Name: Jerry Swinford

Address:

Attn: Jerry Swinford
19511 Wied Rd. Suite E
Spring, Texas 77388
Phone: (281) 651-0200
Fax: (  )

AGREED TO AND ACCEPTED: /s/ Jerry Swinford Jerry Swinford Address: ______________________ ______________________ ______________________ Phone: ______________________ Fax: ______________________